EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Med Technologies, Inc. on Form S-8 of our report dated April 12, 2001, appearing in the Annual Report on Form 10-KSB of Global Med Technologies, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
May 7, 2001